EXHIBIT 10.14.3

THIRD AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of July 29, 2009, by and between Hercules Technology Growth Capital, Inc. (“Lender”) and NEXX SYSTEMS, INC., a Delaware corporation (hereinafter the “Borrower”).

Recitals

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of December 19, 2006, as amended from time to time, including that certain First Amendment to Loan and Security Agreement dated as of June 19, 2007 and Second Amendment to Loan and Security Agreement dated as of July 25, 2008 (collectively, the “Agreement”).   The parties desire to amend the Agreement in accordance with the terms of this Amendment.  Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Agreement.

Now, Therefore, the parties agree as follows:

1.   The following definitions in Section 1.1 of the Agreement are hereby added or amended to read as follows:

“Borrowing Base” means the sum of (i) an amount equal to up to 80% of Eligible Accounts, plus (ii) 25% of Eligible Inventory.

“Eligible Inventory” means Borrower’s inventory acceptable to Lender from time to time, such acceptance not to be unreasonably withheld, valued at lower of cost or market determined per NEXX Internal Control documents, “Purchasing/ Inventory Policies and Procedures”.

“Interest Rate” means (a) for Term Advances: for any day, the greater of (i) the prime rate as reported in The Wall Street Journal (the “Prime Rate”) plus 3.50% or (ii) 11.25%; (b)  for Revolving Advances, the greater of (i) the Prime Rate plus 8% or (ii) 13.25%; or (c) for Nonformula Advances, the greater of (i) the Prime Rate plus 8% or (ii) 17.5% per annum.

“Nonformula Advances” means the amount by which the Borrowing Base exceeds $3,000,000, plus 50% of Eligible Inventory.  Such Nonformula Advances may be up to $2,000,000 and, after January 1, 2010 and satisfaction of the following milestones, $3,000,000:  (a) for advances prior to January 1, 2010, Borrower has EBITDA of at least $1.00 for the quarter ended June 30, 2009; and (b) for advances after January 1, 2010, Borrower has EBITDA for fiscal year 2009 of at least $1,500,000.  EBITDA per definition in Section 7.14 of the First Amendment to Loan and Security Agreement.

“Operating Plan” means the operating plan approved by Borrower’s Board of Directors in the form presented to Lender on or before June 30, 2009.

“Revolving Line” means $6,000,000.

“Revolving Maturity Date” means June 30, 2010.

2.   Clause (e) is added to the definition of Eligible Accounts, and existing clause (e) is relettered to (f), as follows:  (e) except as approved in writing by Lender, which approval will not be unreasonably withheld, Accounts with respect to an account debtor, including its Subsidiaries and Affiliates, whose total obligations to Borrower exceed fifty percent (50%) of all Accounts, but only to the extent such obligations exceed such percentage.

3.   Section 2.1(a) is amended to read as follows:

(a)           Revolving Advances. Subject to the terms and conditions of this Agreement, Lender will make Revolving Advances to Borrower in minimum increments of $250,000, through the Revolving Maturity Date.  The aggregate outstanding Revolving Advances may be up to the lesser of (i) the Borrowing Base plus Nonformula Advances and (ii) the Revolving Line.  If the outstanding Revolving Advances exceed the lesser of (i) the then applicable Borrowing Base plus Nonformula Advances or (ii) the Revolving Line at any time, Borrower shall on demand repay to Lender the amount of such excess in cash.  Subject to the terms and conditions of this Agreement, Revolving Advances may be repaid and reborrowed at any time through the Revolving Maturity Date, at which time all Revolving Advances shall be immediately due and payable.  Borrower may prepay

4.   Borrower shall have EBITDA on a rolling 6-month basis, tested monthly within thirty (30) days following the end of the most recent month tested, of at least as follows:

Minimum EBITDA
July 30, 2009	$455,000
July 31, 2009	$455,000
August 31, 2009	$455,000
September 30, 2009	$240,000
October 31, 2009	$240,000
November 30, 2009	$250,000
December 31, 2009	$1,275,000
January 31, 2010	$1,000,000
February 28, 2010	$1,000,000
March 31, 2010	$1,000,000
April 30, 2010	$1,000,000
May 31, 2010	$1,000,000
June 30, 2010	$1,000,000

5.   The Operating Plan delivered to Lender as of the date of this Amendment is a true and correct copy of the Operating Plan as currently in effect.  The Lender acknowledges that the Borrower may change its Operating Plan as approved by the Board of Directors from time to time, in which case the Borrower shall promptly provide the Lender with a copy of such amended Operating Plan as approved by the Board of Directors.

6.   Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof.

7.   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

8.   As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) Corporate Resolutions to Borrow;

(c) Warrant to Purchase Stock;

(d) payment of an amendment fee equal to $125,000, plus an amount equal to the Lender Expenses incurred in connection with this Amendment of $_______________.

9.   Borrower acknowledges that there are existing and uncured Events of Default arising from Borrower’s failure to comply with Section 7.14 through the date hereof or any previously permitted advances in excess of the Borrowing Base (the “Existing Defaults”).  Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Lender waives the Existing Defaults.  Lender does not waive Borrower’s obligations under such Sections after the date hereof, and Lender does not waive any other failure by Borrower to perform its Obligations under the Loan Documents.  This waiver is not a continuing waiver with respect to any failure to perform any Obligation after the date hereof.  In addition, Lender acknowledges and agrees that the issuance and proposed issuance by Borrower of shares of Series D Preferred Stock and warrants to purchase shares of Series D Preferred Stock to current and new investors, as well as  the warrants to purchase shares of Series D Preferred Stock to Lender as contemplated hereby, shall not constitute a “Prepayment Event.”

10.   In consideration of the amounts paid herein and in the prior amendments to the Loan and Security Agreement, the provisions of Sections 2.7 and 8 of the Loan and Security Agreement, Section 3 of the First Amendment to Loan Agreement and Sections 5 of the Second Amendment to Loan and Security Agreement are hereby deleted and of no further force and effect.

11.   Sections 9.7 and 9.8 of the Loan and Security Agreement are hereby amended to read as follows:

“9.7           Attachments; Judgments.   Any portion of Borrower’s assets is attached or seized (other than through an ex parte attachment), or a levy is filed against any such assets or a judgment or judgments is entered for the payment of money, individually or in the aggregate, of at least $350,000, or Borrower is enjoined or in any way prevented by court order from conducting any material part of its business; or

 9.8.           Other  Obligations.  Either (a) the occurrence of any default under any agreement or obligation of Borrower involving any obligation in excess of $350,000 (other than the late delivery of any system purchase order) or that, when aggregated with any other such defaults, would reasonably be expected to have a Material Adverse Effect.”

In Witness Whereof, the undersigned have executed this Amendment as of the first date above written.

NEXX SYSTEMS, INC.

By: /s/ Stanley Piekos

Title: CFO

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By: /s/ K. Nicholas Martitsh

Title:  Associate General Counsel